                                WARRANT AGREEMENT

                                      AMONG

                             III EXPLORATION COMPANY

                                       AND

                             PETROGLYPH ENERGY, INC.

                                 August 20, 1999

                                TABLE OF CONTENTS
                                -----------------

ARTICLE I. TERMS DEFINED....................................................1

         SECTION 1.1. Definitions...........................................1
         SECTION 1.2. Accounting Terms and Determinations...................4
         SECTION 1.3. Gender and Number.....................................4
         SECTION 1.4. References to Agreement...............................4

ARTICLE II. PURCHASE AND SALE OF THE WARRANTS...............................4

         SECTION 2.1. Purchase and Sale.....................................4
         SECTION 2.2. Closing...............................................4
         SECTION 2.3. Delivery..............................................5

ARTICLE III. CERTAIN TERMS APPLICABLE TO WARRANTS...........................5

         SECTION 3.1. Exercise of Warrants..................................5
         SECTION 3.2. Notices to Warrant Holders............................6
         SECTION 3.3. Reservation and Issuance of Warrant Shares............7
         SECTION 3.4. Stock Splits and Reverse Splits.......................7

ARTICLE IV. TRANSFER OF THE WARRANTS........................................7

         SECTION 4.1. Restrictions on Transfer..............................7
         SECTION 4.2. Registration, Transfer and Exchange of Warrants.......8
         SECTION 4.3. Mutilated or Missing Warrant Certificates.............8

ARTICLE V. REPRESENTATIONS AND WARRANTIES...................................9

         SECTION 5.1. Existence and Power...................................9
         SECTION 5.2. Corporate and Governmental Authorization,
                      ... Contravention.....................................9
         SECTION 5.3. Binding Effect........................................9
         SECTION 5.4. Capitalization........................................9
         SECTION 5.5. Issuance of Warrants.................................10
         SECTION 5.6. Compliance with Law..................................10
         SECTION 5.7. Securities Laws......................................10

ARTICLE VI. AFFIRMATIVE COVENANTS..........................................10

         SECTION 6.1. Information..........................................10
         SECTION 6.2. Compliance with Laws and Documents...................10

ARTICLE VII. REGISTRATION RIGHTS...........................................11

         SECTION 7.2. Right to Piggyback...................................12
         SECTION 7.3. Right Holder to Withdraw.............................12
         SECTION 7.4. Right of Company to Withdraw.........................12
         SECTION 7.5. Effectiveness of Registration Statement..............13
         SECTION 7.6. Expenses of Registration.............................13
         SECTION 7.7. Registration Procedures..............................13

         SECTION 7.8. Indemnification......................................15
         SECTION 7.9. Certain Information..................................18
         SECTION 7.10. Definitions Contained in Article VII................18

ARTICLE VIII. MISCELLANEOUS................................................19

         SECTION 8.1. Notices..............................................19
         SECTION 8.2. No Waivers...........................................19
         SECTION 8.3. Amendments and Waivers; Sale of Interest.............19
         SECTION 8.4. Invalid Provisions...................................19
         SECTION 8.5. Successors and Assigns...............................20
         SECTION 8.6. GOVERNING LAW........................................20
         SECTION 8.7. Counterparts; Effectiveness..........................20
         SECTION 8.8. No Third Party Beneficiaries.........................20
         SECTION 8.9. FINAL AGREEMENT......................................20
         SECTION 8.10. CONSENT TO JURISDICTION/VENUE.......................20

                                WARRANT AGREEMENT

         THIS WARRANT AGREEMENT is entered into effective as of the 20th day of August, 1999, by and among III Exploration Company, an Idaho corporation ("III"), and Petroglyph Energy, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company has authorized and desires to issue and sell to III certain Common Stock Purchase Warrants; and

         WHEREAS, III desires to purchase such Common Stock Purchase Warrants from the Company on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I.
                                 TERMS DEFINED

         SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

         "Agreement" means this Warrant Agreement.

         "Authorized Officer" means, as to any Person, its Chief Executive Officer, its President, or its Chief Financial Officer.

         "Business Day" means any day excluding Saturday and Sunday and excluding any other day on which national banking organizations or institutions are required or authorized to close.

         "Charter Documents" means, with respect to any Person, its certificate of incorporation, articles of incorporation, bylaws, partnership agreement, regulations, operating agreement and all other comparable charter documents.

         "Chief Financial Officer" means, as to any Person, its Chief Financial Officer, or if no Person serves in such capacity, the highest ranking executive officer of such Person with responsibility for accounting, financial reporting, financial compliance and similar functions.

         "Closing Price" of the Common Stock on any day shall mean the last sales price, regular way, per share of Common Stock on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, as reported by Nasdaq.

         "Commission" means the Securities and Exchange Commission or any entity succeeding to any or all of its functions under the Securities Act or the Securities Exchange Act of 1934, as amended.

         "Common Stock" means the Company's common stock, par value $.01 per share.

         "Company" means Petroglyph Energy, Inc., a Delaware corporation.

         "Exhibit" refers to an exhibit attached to this Agreement and incorporated herein by reference, unless specifically provided otherwise.

         "Financial Statements" means balance sheets, profit and loss statements, statements of cash flows prepared in comparative form with respect to the corresponding period of the preceding fiscal year and prepared in accordance with GAAP.

         "GAAP" means generally accepted accounting principles, applied on a consistent basis, set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their successors which are applicable in the circumstances as of the date in question; and the requirement that such principles be applied on a consistent basis means that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

         "Governmental Authority" means any government, any state or other political subdivision thereof, or any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Holder" with respect to any security of a Person shall mean the record or beneficial owner of such security.

         "IT' means III Exploration Company, an Idaho corporation.

         "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any regulation promulgated thereunder.

         "Laws" means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any state, commonwealth, nation, territory, possession, county, township, parish, municipality, or Governmental Authority.

         "Majority Warrant Holder" means a Warrant Holder or Warrant Holders who hold more than 50% of the outstanding Warrant Shares (for purposes of this definition, all Warrants will be deemed to have been exercised); provided, that in the event all Warrant Holders are not required to participate in the exercise of the right in question and less than all Warrant Holders elect to participate in the exercise of the right in question after reasonable notice, "Majority Warrant Holder" shall mean a Warrant Holder or Warrant Holders participating in the exercise of such right who hold more than 50% of all Warrant Shares held by all Warrant Holders participating in the exercise of such right.

         "Material Adverse Effect" means, with respect to a Person, a material adverse effect on the business, financial condition, operations, assets or prospects of such Person or any of its Subsidiaries, and shall also mean, with respect to the Company or any of its Subsidiaries, a material adverse effect on such Person's ability to pay and perform its obligations under the Transaction Documents.

         "Note Purchase Agreement" means that certain Note Purchase Agreement of even date herewith between III and the Company pursuant to which, among other things, III has agreed to purchase the Notes.

         "Notes" means the 8% Senior Subordinated Notes of the Company due August 20, 2004.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof and shall also mean the Company.

         "Schedule" means a "schedule" attached to this Agreement and incorporated herein by reference, unless specifically indicated otherwise.

         "Section" refers to a "section" or "subsection" of this Agreement unless specifically indicated otherwise.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute.

         "Subsidiary" means, for any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions (including that of a general partner) are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person.
The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on).

         "Taxes" means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or other charges of any nature whatsoever, from time to time or at any time imposed by law or any federal, state or local governmental agency. "Tax" means any one of the foregoing.

         "Transaction Documents" means this Agreement, the Note Purchase Agreement and all other Loan Documents as that term is defined in the Note Purchase Agreement and all other agreements, certificates, documents or instruments now or at any time hereafter delivered in connection with this Agreement, as the foregoing may be renewed, extended, modified, amended or restated from time to time.

         "Warrant Certificate" means the Warrant Certificate ti be issued by the Company evidencing Warrants issued to III hereunder which shall be in the form of Exhibit A attached hereto.

         "Warrant Exercise Price" means $3.00 per share.

         "Warrant Expiration Date" means August 20, 2004.

         "Warrant Holder" means a Person (a) in whose name any Warrant is registered on the Warrant Register, or (b) in whose name any Warrant Shares are registered on the books and records of the Company.

         "Warrant Register" means a register maintained by the Company setting forth the name and address of each Warrant Holder, the number of Warrants held by such Warrant Holder and the certificate number of each Warrant Certificate held by such Warrant Holder.

         "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

         "Warrants" means One Hundred Fifty Thousand (150,000) warrants to be issued by the Company to III pursuant to Section 2.1 of this Agreement, each of which shall entitle the holder thereof to purchase one (1) share of Common Stock at the Warrant Exercise Price.

     SECTION 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent annual audited, consolidated financial statements of the Company delivered to III prior to the date hereof.

     SECTION 1.3. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

     SECTION 1.4. References to Agreement. Use of the words "herein", "hereof', "hereinabove", and the like are and shall be construed as references to this Agreement.

                                  ARTICLE II.
                       PURCHASE AND SALE OF THE WARRANTS

     SECTION 2.1. Purchase and Sale. Subject to the satisfaction of the terms and conditions set forth herein and in reliance upon the representations and warranties of the parties set forth herein and in the other Transaction Documents, III agrees to purchase from the Company and the Company agrees to issue and sell to III the Warrants for $10.00 and other good and valuable consideration, including, without limitation, the agreement of III to purchase the Notes.

     SECTION 2.2. Closing. Closing of the purchase and sale of the Warrants (the "Closing") shall take place at the offices of the Company, 1302 North Grand, Hutchinson, Kansas

67501 at 10:00 a.m. on August 20,1999, or at such other time, date and place as maybe agreed upon in writing by the Company and III.

     SECTION 2.3. Delivery. At the Closing, the Company shall deliver to III the Warrant Certificate against payment therefor duly issued and in form sufficient to vest title thereto fully in III, free and clear of all liens, claims and encumbrances of any kind.

                                  ARTICLE III.
                      CERTAIN TERMS APPLICABLE TO WARRANTS

     SECTION 3.1. Exercise of Warrants. (a) The Warrants may be exercised in whole or in part at any time until the Warrant Expiration Date at which time the Warrants shall expire and shall thereafter no longer be exercisable. The Warrants shall be exercised by presentation of the Warrant Certificate evidencing the Warrants to be exercised, with the form of election to purchase on the reverse thereof duly completed and signed, to the Company at the offices of the Company as set forth on the signature page of this Agreement, together with either (i) payment of the aggregate Warrant Exercise Price for the number of Warrant Shares in respect of which such Warrants are being exercised in lawful money of the United States of America or (ii) a written notice (a "Cashless Exercise" notice) to the Company that such Holder is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of Warrant Shares issuable upon such exercise of the Warrant which, when multiplied by the Closing Price of a share of Common Stock less the War-rant Exercise Price, is equal to the Warrant Exercise Price for the total number of Warrant Shares to which such exercise relates (and such withheld shares shall no longer be issuable under this Warrant). Upon such presentation, the Company shall issue and cause to be delivered to or upon the written order of the registered Holder of such Warrants and in such name or names as such registered Holder may designate, a certificate or certificates for the aggregate number of Warrant Shares issued upon such exercise of such Warrants. Any Person so designated to be named therein shall be deemed to have become holder of record of such War-rant Shares as of the date of exercise of such Warrants; provided, that, no Warrant Holder will be permitted to designate that such Warrant Shares be issued to any Person other than such Warrant Holder unless each condition to transfer contained in Article IV hereof which would be applicable to a transfer of Warrants or Warrant Shares has been satisfied.

     (b) If less than all of the Warrants evidenced by a Warrant Certificate are exercised at any time, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by such Warrant Certificate. All Warrant Certificates surrendered upon exercise of Warrants shall be canceled.

     (c) The Company shall not be required to issue fractional shares of Common Stock upon exercise of any Warrants issued by it, but shall pay for any such fraction of a share an amount in cash equal to the value of such fractional share determined by the Company's board of directors in good faith.

     (d) The Company will pay all Taxes attributable to the initial issuance of Warrant Shares upon the exercise of the Warrants issued by it; provided, that, each Warrant

Holder shall use its reasonable efforts to avoid any such Tax on the issuance of Warrant Shares; and provided, further that, the Company shall not be required to pay (i) any income Tax assessed on the overall net income of III (including any portion thereof attributable to gain on the Warrants or Warrant Shares) or any other Tax which may be payable in respect of any transfer involved in the issue of any Warrant Certificate or any certificate for Warrant Shares in a name other than that of the registered holder of a War-rant Certificate surrendered upon the exercise of such a Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such Tax or shall have established to the satisfaction of the Company that such Tax has been paid.

     (e) Every certificate issued pursuant to this Agreement shall bear the following legend:

     THE OFFER AND SALE OF THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SALE OR TRANSFER OR THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY(WHICH MAY BE COUNSEL FOR THE COMPANY) STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

     SECTION 3.2. Notices to Warrant Holders.  In the event:

     (a) that the Company shall authorize the issuance to all holders of its Common Stock of rights or Warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights or warrants; or

     (b) that the Company shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets; or

     (c) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any capital reorganization or reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

     (d) of the voluntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be given to each Warrant Holder at such Warrant Holder's address appearing on the War-rant Register, at least 20 days prior to the applicable date hereinafter specified, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined, or (ii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that the holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up.

     SECTION 3.3. Reservation and Issuance of Warrant Shares. (a) The Company will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the Warrants, the number of shares of Common Stock deliverable upon exercise of all outstanding Warrants.

     (b) The Company covenants that all Warrant Shares issued by it will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all Taxes with respect to the issuance thereof and free from all liens, claims or encumbrances of any kind other than liens arising by, through or under the Warrant Holder to whom such Warrant Shares were issued.

     SECTION 3.4. Stock Splits and Reverse Splits. In the event that the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares (by stock split, stock dividend, recapitalization or otherwise), the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision shall be proportionately increased and the Warrant Exercise Price shall be proportionately reduced. Conversely, in the event that the outstanding shares of Common Stock shall at any time be combined into a smaller number of shares (by reverse stock split or otherwise), the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced and the Warrant Exercise Price shall be proportionately increased.

                                  ARTICLE IV.
                            TRANSFER OF THE WARRANTS

     SECTION 4.1. Restrictions on Transfer. III understands and agrees that the Warrants and the Warrant Shares have not been registered under the Securities Act or any state securities Laws, and that accordingly, they will not be fully transferable except as permitted under various exemptions contained in the Securities Act and applicable state securities Laws, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act and applicable state securities Laws. III acknowledges that it must bear the economic risk of its investment in the Warrants and the Warrant Shares for an indefinite period of time (subject, however, to the Company's obligations to register the Warrant Shares) since they have not been registered under the Securities Act and applicable state securities Laws and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available. Absent an effective notification under Regulation A or registration under the Securities Act and applicable state securities Laws covering the disposition of the Warrants and Warrant Shares or exemption from registration, III will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any or all of the warrants or the Warrant Shares unless the Company has determined that the transaction complies with and does not violate any federal or state securities Law. The Company may demand from III an opinion of counsel, in form and substance reasonably satisfactory to the Company, with respect to such compliance.

     SECTION 4.2. Registration, Transfer and Exchange of Warrants. (a) The Company shall maintain at the offices of the Company as set forth on the signature pages of this Agreement, the Warrant Register for registration of the Warrants and Warrant Certificates and transfers thereof On the Closing Date, the Company shall register the outstanding Warrants and Warrant Certificates issued to 111. The Company may deem and treat the registered Warrant Holders as the absolute owners of the Warrants registered to such holders and (notwithstanding any notation of ownership or other writing on the Warrant Certificates made by any Person) for the purpose of any exercise thereof or any distribution to the Warrant Holders, and for all other purposes.

     (b) Upon satisfaction of each condition set forth in Section 4.1 hereof, the Company shall register the transfer of any outstanding Warrants in the Warrant Register upon surrender of the Warrant Certificate(s) evidencing such Warrants to the Company at the offices of the Company as set forth on the signature pages of this Agreement, accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to it, duly executed by the registered Warrant Holder or by the duly appointed legal representative thereof. Upon any such registration of transfer, new Warrant Certificate(s) evidencing such transferred War-rants shall be issued to the transferee(s) and the surrendered Warrant Certificate(s) shall be canceled. If less than all the Warrants evidenced by a Warrant Certificate(s) surrendered for transfer are to be transferred, a new Warrant Certificate(s) shall be issued to the Warrant Holder surrendering such Warrant Certificate(s) evidencing such remaining number of Warrants.

     (c) Warrant Certificates may be exchanged at the option of the Warrant Holder(s) thereof, when surrendered to the Company at the offices of the Company as set forth on the signature pages of this Agreement, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be canceled.

     (d) No charge shall be made for any such transfer or exchange except for any Tax or other governmental charge imposed in connection therewith.

     SECTION 4.3. Mutilated or Missing Warrant Certificates. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and, if requested, indemnity satisfactory to it. No service charge shall be made for any such substitution, but all expenses and reasonable charges associated with procuring such indemnity and all stamp, Tax and other governmental duties that may be imposed in relation thereto shall be borne by the holder of such Warrant Certificate.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

         In order to induce III to purchase the Warrants to be purchased by it hereunder, the Company hereby represents and warrants to III each of the following statements (a) is true and correct on the date hereof, and (b) will be true and correct after giving effect to the transactions contemplated herein.

     SECTION 5.1. Existence and Power. The Company (i) is a corporation, duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, (ii) has all corporate or partnership power and authority necessary to carry on its business as now conducted and as proposed to be conducted, and (iii) is duly qualified as a foreign corporation or partnership in each jurisdiction where a failure to be so qualified could have a Material Adverse Effect on the Company.

     SECTION 5.2. Corporate and Governmental Authorization, Contravention. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority (other than filings with any applicable securities regulatory authorities to perfect exemptions from the registration or qualification requirements of applicable securities Laws and which will be made immediately following the Closing), and, except for matters which have been waived in writing by the appropriate Person, do not contravene, or constitute a default under, any provision of applicable Law or of the Charter Documents or of any material judgment, injunction, order, decree or Material Agreement binding upon the Company or the Partnership or its respective assets, or result in the creation or imposition of any Lien on any asset of the Company.

     SECTION 5.3. Binding Effect. This Agreement constitutes the valid and binding agreement of the Company; each other Transaction Document when executed and delivered in accordance with this Agreement, will constitute the valid and binding obligation of the Company enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

     SECTION 5.4. Capitalization. Schedule 5.4 attached hereto accurately and completely sets forth for the Company (a) its jurisdiction of formation and current existence, (b) each jurisdiction in which it is qualified to transact business as a foreign corporation, and (c) its authorized, issued and outstanding capital stock of every class. Except as set forth on Schedule 5.4 and for the Warrants and registration rights provided for herein, (x) there are not outstanding any options, warrants or other rights to acquire capital stock of any class of the Company or securities convertible into capital stock of the Company of any class, (y) no Person has any preemptive or similar rights with respect to any subsequent issue of stock by the Company, and

(z) no Person has any right to require the Company to register any securities of the Company or any of its Subsidiaries under the Securities Act.

     SECTION 5.5. Issuance of Warrants. The Warrants, when issued upon payment of the applicable purchase price in accordance with Section 2.1, will be duly authorized, validly issued, fully paid and non-assessable and will be free and clear of all liens, claims and encumbrances of any kind including preemptive rights. The Warrant Shares, when issued upon payment of the applicable purchase price in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will be free and clear of all liens, claims and encumbrances of any kind including preemptive rights.

     SECTION 5.6. Compliance with Law. The business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable Laws.

     SECTION 5.7. Securities Laws. The offer, issuance and sale of the Warrants and the Warrant Shares (a) are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, (b) have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities Laws, and (c) are and will be accomplished in conformity with all other federal and applicable state securities Laws.

                                  ARTICLE VI.
                             AFFIRMATIVE COVENANTS

     The Company agrees to comply in every respect with each covenant contained in this Article VI until such time as III shall no longer own any Warrants or Warrant Shares or the covenant provides otherwise.

     SECTION 6.1. Information. The Company will deliver, or cause to be delivered, to each Warrant Holder:

     (a) Shareholder Information. Promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed; and

     (b) SEC Reports. Promptly upon the filing thereof, copies of all registration statements, amendments and supplements thereto and annual, quarterly or special reports and amendments thereto which the Company may file with the Commission.

     SECTION 6.2. Compliance with Laws and Documents. The Company will, and will cause each of its Subsidiaries to, comply in all material respects with the provisions of (a) all Laws, (b) its Charter Documents, and (c) every material agreement to which the Company or any of its Subsidiaries is a party or by which the Company's or any of its Subsidiaries' properties are bound.

                                  ARTICLE VII.
                              REGISTRATION RIGHTS

     SECTION 7.1. Demand Registrations. (a) At any time after August 20, 2000, the holders of at least 50% of the Registrable Securities (hereinafter the "Majority Holders") may request registration by the Company under the Securities Act of the resale by such holders of all or any portion of their Registrable Securities (an "Immediate Offering Registration"). A request for an Immediate Offering Registration shall specify the approximate number of Registrable Securities requested to be registered by the requesting holders. Within 1 0 days after receipt of such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after delivery of the Company's notice.

     (b) At any time after August 20, 2000, the Majority Holders may request registration by the Company under the Securities Act of all or any portion of their Registrable Securities for resale in a delayed or continuous offering to the extent permitted by Rule 415 (or any successor rule thereto) under the Securities Act (a "Shelf Registration"). A registration statement for a Shelf Registration shall provide for resale by the holders in the manner or mariners designated in writing to the Company by them (including, without limitation, one or more underwritten offerings). Within 10 days after the receipt of such request, the Company shall give similar written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after delivery of the Company's notice.

     (c) The Majority Holders shall be entitled to request either one (1) Immediate Offering Registration or one (1) Shelf Registration; provided, a registration shall not count as one of the permitted Demand Registration until it has become effective. For purposes of this Warrant, an Immediate Offering Registration and a Shelf Registration shall each constitute and be referred to as "Demand Registration."

     (d) The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the Holders of at least 75% of the Registrable Securities initially requesting such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of shares, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the Majority Holders initially requesting registration, subject, however, to the terms of any other agreement entered into prior to the date hereof to which the Company shall be a party, the Company shall include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata (i) first, among the respective Majority Holders requesting registration, and (ii) second, among the remaining respective holders of Registrable Securities, in each case on the basis of the amount of shares requested for inclusion by each such holder. Then, after the inclusion of all such Shares, the Company shall include any other securities requested for inclusion.

     SECTION 7.2. Right to Piggyback. (a) At any time after August 20, 2000, whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a registration on Form S-8) and the registration form to be used may be used for the registration of the Registrable Securities (an "Incidental Registration"), the Company shall give prompt written notice (in any event within five business days after its receipt of notice of any exercise of demand registration rights) to all holders of Warrants or Registrable Securities of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice.

     (b) If an Incidental Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration, subject, however, to the terms of any other agreement entered into prior to the date hereof to which the Company shall be a party, (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, subject to pro rata cut back among the holders thereof, and (iii) third, other securities requested to be included in such registration.

     (c) If an Incidental Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company shall include in such registration, subject, however, to the terms of any other agreement entered into prior to the date hereof to which the Company shall be a party, (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of securities so requested to be included therein, and (iii), third, other securities requested to be included in such registration.

     SECTION 7.3. Right Holder to Withdraw. A Warrant Holder who has given notice to the Company requesting inclusion of any Registrable Securities in an Incidental Registration shall, on five business days notice to the Company, have the right to withdraw its Registrable Securities from the Demand or Incidental Registration.

     SECTION 7.4. Right of Company to Withdraw. The Company shall, on five business days notice to all holders who have given notice to the Company under
Section 7.1, or Section 7.2 requesting inclusion of their Registrable Securities in an Incidental Registration or a Demand Registration have the right to withdraw any registration statement filed pursuant to Section 7.1 for a Demand Registration or Section 7.2 for an Incidental Registration at any time prior to the effective date thereof.

     SECTION 7.5. Effectiveness of Registration Statement. (a) The Company shall use its reasonable best efforts to keep any registration statement prepared and filed pursuant to this Article VII continuously effective under the Securities Act from the initial effectiveness thereof until the earliest to occur of (i) the date when all Registrable Securities registered thereunder have been sold in the manner set forth and as contemplated in the registration statement, or (ii) the date when counsel to the Company or other counsel of such Warrant Holders' choosing shall render an opinion addressed to the Warrant Holders whose Registrable Securities are registered thereunder, to the effect that all remaining Registrable Securities are freely transferable in the open market without limitations as to volume and manner of sale, and without being required to file any forms or reports with the Commission under the Securities Act or the rules and regulations thereunder of the Company (such period being referred to as the "Effectiveness Period").

     (b) If the registration statement filed pursuant to this Article VII ceases to be effective for any reason at any time during the Effectiveness Period, the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend such registration statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional registration statement covering all of the Registrable Securities originally registered. If an additional registration statement is filed, the Company shall use its reasonable best efforts to cause such registration statement to be declared effective as soon as practicable after such filing and to keep such registration statement continuously effective for the remainder of the Effectiveness Period.

     SECTION 7.6. Expenses of Registration. All Registration Expenses shall be borne by the Company. Unless otherwise stated herein, all Selling Expenses relating to securities registered on behalf of the Holder shall be borne by the Holder. The Company shall pay all Registration Expenses in connection with any registration initiated under this Article VII whether or not it has become effective and whether or not such registration has counted as one of the permitted registrations.

     SECTION 7.7. Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant hereto, the Company will keep the Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company will:

     (a) Prepare and file with the Commission a registration statement with respect to such securities and use-its commercially reasonable efforts to cause such registration statement to become and remain effective until the distribution described in such registration statement has been completed;

     (b) Notify each Holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period of time set forth in Section 7.5, as applicable, and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement.

     (c) Furnish to each Holder such number of copies of the registration statement, each supplement and amendment thereto, and the prospectus included therein, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the public sale of the shares by such Holder, and promptly furnish to each Holder notice of any stop-order or similar notice issued by the Commission or any state agency charged with the regulation of securities, and notice of any Nasdaq or securities exchange listing.

     (d) Use its reasonable best efforts to register or qualify such Registrable Securities under the securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller.

     (e) Use its best efforts to cause the Warrant Shares to be listed on the Nasdaq and any other exchange on which the Common Stock is approved for listing.

     (f) Notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the existence of facts or the happening of any event (without necessarily identifying such facts or event to such sellers) as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

     (g) Enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities in any underwritten offering of Registrable Securities.

     (h) Make available for reasonable inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, such financial and other records, corporate documents and properties of the Company as are customarily made available to such persons on a confidential basis by the issuer in connection with a registered public offering of securities similar to the Registrable Securities, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

     (i) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11 (a) of the Securities Act and Rule 158 thereunder.

     SECTION 7.8. Indemnification. (a) To the extent permitted by law, the Company will indemnify the Holder, each of its officers and directors and partners, and each person controlling the Holder within the meaning of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to the extent such expenses, claims, losses, damages or liabilities arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other similar document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse Holder, each of its officers and directors and partners, and each person controlling Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by the Holders or such controlling person specifically for use therein. Notwithstanding the foregoing, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed with the Commission pursuant to the applicable rules of the Commission or in any supplement or addendum thereto, the indemnity agreement herein shall not inure to the benefit of any underwriter if a copy of the final prospectus filed pursuant to such rules, together with all supplements and addenda thereto, was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

     (b) To the extent permitted by law, each Holder will, if securities held by the Holder are included in the securities as to which such registration, qualification or compliance is being effected pursuant to terms hereof, severally but not jointly, indemnify the Company, each of its directors and officers, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other person selling the Company's securities covered by such registration statement, each of such person's officers and directors and each person controlling such persons within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Holder of any rule or regulation promulgated under the Securities Act applicable to Holder and relating to action or inaction required of Holder in connection with any such registration, qualification or compliance, and will reimburse the Company, such other persons, such directors, officers, persons, or control persons for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein; provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, the liability of such Holder under this subsection (b) shall be limited in an amount equal to the net proceeds from the sale of the shares sold by such Holder, unless such liability arises out of or is based on willful conduct by such Holder. In addition, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed pursuant to applicable rules of the Commission or in any supplement or addendum thereto, the indemnity agreement herein shall not inure to the benefit of the Company if a copy of the final prospectus filed pursuant to such rules, together with all supplements and addenda thereto, was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

     (c) Notwithstanding the foregoing Sections 7.8(a) and (b), each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or as to which the Indemnifying Party is asserting separate or different defenses, which defenses are inconsistent with the defenses of the Indemnified Party (in which case the Indemnifying Party shall pay for one separate counsel for those Indemnified Parties with whom such conflict exists). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party shall consent to entry of any judgment or enter into any settlement without the consent of each Indemnifying Party. The failure of an Indemnifying Party to give notice to the Indemnified Party of its election to assume and control the defense of any action for which notice has been given to the Indemnifying Party in accordance with this paragraph within 30 days after receipt of such notice shall constitute an election by the Indemnifying Party not to assume and control the defense of such action. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other of such Indemnified Parties or the Indemnifying Party with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of one separate counsel for such Indemnified Parties.

     (d) If the indemnification provided for in this Section is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and each respective shareholder offering securities in the offering (the "Selling Security Holder"), on the other, from the offering of the Company's securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and each Selling Security Holder, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and each Selling Security Holder, on the other, shall be the net proceeds from the offering (before deducting expenses) received by the Company, on the one hand, and each Selling Security Holder, on the other. The relative fault of the Company, on the one hand, and each Selling Security Holder, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Selling Security Holder and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Selling Security Holder agree that it would not be just and equitable if contribution pursuant to this Section were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. Notwithstanding the provisions of this Section, no Selling Security Holder shall be required to contribute any amount or make any other payments under this Agreement which in the aggregate exceed the proceeds received by such Selling Security Holder. No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of such Indemnified Party and shall survive the transfer of securities.

     SECTION 7.9. Certain Information. (a) The Holder agrees, with respect to any Registrable Securities included in any registration, to furnish to the Company such information regarding Holder, the Registrable Securities and the distribution proposed by the Holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

     (b) The failure of the Holder to furnish the information requested pursuant to this Section shall not affect the obligation of the Company to any other selling security holders who furnish such intonation unless, in the reasonable opinion of counsel to the Company, such failure impairs or may impair the legality of the Registration Statement or the underlying offering.

     SECTION 7.10.Definitions Contained in Article VII. As used in this Article VII, the following terms shall have the meanings set forth below:

     (a) "Registrable Securities" shall mean (i) the Warrant Shares; and (ii) any Common Stock issued or issuable at any time or from time to time in respect of the Warrant Shares upon a stock split, stock dividend, recapitalization or other similar event involving the Company until such Common Stock is registered pursuant to a Registration Statement or until such securities are able to be sold under Rule 144(k) (or successor Rule) under the Securities Act.

     (b) "Register", "registered", and "registration" means a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering by the Commission of the effectiveness of such registration statement.

     (c) "Registration Expenses" means all expenses, other than Selling Expenses, incurred by the Company in complying with this Article, including, without limitation, all registration, qualification and filing fees, exchange listing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and all auditors, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

     (d) "Selling Expenses" means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Warrant Shares registered by the Holder and, except as set forth above, all fees and disbursements of counsel for the Holder.

                                 ARTICLE VIII.
                                 MISCELLANEOUS

     SECTION 8.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be given to such party at its address, telex or telecopy number set forth on the signature pages hereof or such other address, telex or telecopy number as such party may hereafter specify for the purpose by notice to the other party. Each such notice, request or other communication shall be effective (i) if given by telex or telecopy, when such telex or telecopy is transmitted to the telex or telecopy number specified in this Section 8.1 and a confirmation of receipt (which may be telephonic) is given by the recipient, (ii) if given by mail, on the fourth day after deposited in the mails as a certified letter, return receipt requested, addressed as aforesaid, or (iii) if given by any other means (including, without limitation, by air courier), when delivered at the address specified in this Section 8. 1.

     SECTION 8.2. No Waivers. No failure or delay on the part of any Warrant Holder in exercising any right or remedy hereunder and no course of dealing between the Company and the Warrant Holder shall operate as a waiver thereof, nor shall any single or partial exercise of any other right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Warrant Holder would otherwise have.

     SECTION 8.3. Amendments and Waivers; Sale of Interest. Any provision of this Agreement and the other Transaction Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Majority Warrant Holder. The Company hereby consents to any participation, sale, assignment, transfer or other disposition which complies with Article IV, at any time or times hereafter, of any Warrants or Warrant Shares, this Agreement and any of the other Transaction Documents, or of any portion hereof or thereof, including, without limitation, III's rights, title, interests, remedies, powers, and duties hereunder or thereunder.

     SECTION 8.4. Invalid Provisions. If any provision of the Transaction Documents is held to be illegal, invalid, or unenforceable under present or future Laws effective during the term thereof, such provision shall be fully severable, the Transaction Documents shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of the Transaction Documents a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

     SECTION 8.5. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Company may not assign or otherwise transfer any of its rights or obligations under this Agreement.

     SECTION 8.6. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

     SECTION 8.7. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 8.8. No Third Party Beneficiaries. It is expressly intended that there shall be no third party beneficiaries of the covenants, agreements, representations or warranties herein contained other than transferees or assignees of all or any part of III's interest hereunder.

     SECTION 8.9. FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     SECTION 8.10. CONSENT TO JURISDICTION/VENUE. THE COMPANY, FOR ITSELF, ITS RESPECTIVE SUCCESSORS AND ASSIGNS, HEREBY (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF KANSAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OR IN CONNECTION WITH THIS AGREEMENT BY SERVICE OF PROCESS AS PROVIDED BY KANSAS LAW, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE OBLIGATIONS BROUGHT IN THE COURTS OF RENO COUNTY, KANSAS, OR IN ANY UNITED STATES DISTRICT COURT FOR THE DISTRICT OF KANSAS, (C) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) AGREES TO DESIGNATE AND MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN RENO COUNTY, KANSAS IN CONNECTION WITH ANY SUCH LITIGATION AND TO DELIVER III EVIDENCE THEREOF, (E) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO III AT ITS ADDRESS SET FORTH HEREIN AND (F) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY LENDER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE

BROUGHT IN THE COURTS OF RENO COUNTY, KANSAS, OR IN ANY UNITED STATES DISTRICT COURT FOR THE DISTRICT OF KANSAS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF III TO COMMENCE ANY LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MATTER PERMITTED BY APPLICABLE LAW.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective Authorized Officers as of the day and year first above written.

COMPANY:


PETROGLYPH ENERGY, INC.,                        Address for Notice:
a Delaware corporation

By:/s/ Robert C. Murdock                        Petroglyph Energy, Inc.
   -------------------------------              1302 North Grand
   Robert C. Murdock, President and             Hutchinson, Kansas 67501
           Chief Executive Officer              Fax No. (316) 665-8500
                                                Attn: Chief Financial Officer
                                                Copy to: Chief Executive Officer



III:
                                                Address for Notice:
III EXPLORATION COMPANY

                                                III Exploration Company
                                                555 South Cole Road
                                                Bose, Idaho  83707
By: /s/ William C. Glynn                        Wm. C. Glynn, President
   -------------------------------              Fax No. (208) 377-6097
   Wm. C. Glynn, President                      Attn: President

                                    EXHIBIT A

                           FORM OF WARRANT CERTIFICATE
                           ---------------------------

THE OFFER AND SALE OF THE WARRANTS EVIDENCED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE, UPON AN EXERCISE OF SUCH WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SALE OR TRANSFER OR THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY BE COUNSEL FOR THE COMPANY) STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

  No. W-____                                                   ______ Warrants

                               WARRANT CERTIFICATE

         This Warrant Certificate ("Warrant Certificate") certifies that III Exploration Company, an Idaho corporation (111"), or registered assigns, is the registered holder of __________________ (_______) Warrants ("Warrant") to purchase Common Stock of Petroglyph Energy, Inc., a Delaware corporation (the "Company"). Each Warrant entitles the holder, subject to the conditions set forth herein and in the Warrant Agreement referred to below, to purchase from the Company before 5:00 P.M., New York, New York time, on the Warrant Expiration Date (as defined in the Warrant Agreement), one fully paid and nonassessable share of the Common Stock of the Company (the "Warrant Shares") at a price (the "Warrant Exercise Price") of $_ per Warrant Share, payable in lawful money of the United States of America upon surrender of this Warrant Certificate, execution of the form of Election to Purchase on the reverse hereof, and payment of the Warrant Exercise Price (in lawful money of the United States of America) to the Company, at its offices located at 1302 North Grand, Hutchinson, Kansas 67501, or at such other address as the Company may specify in writing to the registered holder of the Warrants evidenced hereby (the "Warrant Office").

         No Warrant may be exercised after 5:00 P.M., New York, New York time, on the Warrant Expiration Date, all rights of the registered holders of the Warrants shall cease after 5:00 P.M., New York, New York time, on such date.

         The Company may deem and treat the registered holder(s) of the Warrants evidenced hereby as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         Warrant Certificates, when surrendered at the office of the Company at the above-mentioned address by the registered holder hereof in person or by a legal representative duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         Upon due presentment for registration of transfer of this Warrant Certificate at the office of the Company at the above-mentioned address and subject to the conditions set forth on this Certificate and in Section 4.1 of the Warrant Agreement, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued in exchange for this Warrant Certificate to the transferee(s) and, if less than all the Warrants evidenced hereby are to be transferred, to the registered holder hereof, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Agreement, dated as of _____________, between the Company and
III. Said Warrant Agreement is hereby incorporated by referenced in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.

                                        PETROGLYPH ENERGY, INC.,
                                        a Delaware corporation

                                        By:
                                           -------------------------------
                                           Robert C. Murdock, President
                                               and Chief Executive Officer

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

                    (To be executed upon exercise of Warrant)

         The undersigned, the holder of the attached Warrant (Certificate No. W-____), hereby irrevocably elects to exercise the right to purchase ________, Warrant Shares and herewith makes payment for such Warrant Shares pursuant to the terms thereof. The undersigned requests that a certificate for such War-rant Shares be registered in the name of _____________________ whose address is _______________________and that such certificate be delivered to
_________________ whose address is ________________. If said number of Warrant Shares is less than all of the Warrant Shares purchased hereunder, the undersigned requests that a new Warrant Certificate be registered in the name of __________________ whose address is __________________________- and that such
Warrant Certificate is to be delivered to ___________________ whose address is
____________________________.

                                   Signature:

                                   (Signature must
                                   conform in all
                                   respects to name
                                   as specified on
                                   the face of the
                                   Warrant
                                   Certificate.)

Exercise Election

Date:
     ----------------

                                  SCHEDULE 5.4

-------------------------------------------------------------------------------------------------
Jurisdiction of Formation     Foreign Qualifications     Capital Stock
-------------------------------------------------------------------------------------------------
Delaware                      Kansas                     Preferred Stock: 5,000,000 shares
-------------------------------------------------------------------------------------------------
                              Utah                       authorized, none outstanding
-------------------------------------------------------------------------------------------------
                              Colorado                   Common Stock: 25,000,000 shares
-------------------------------------------------------------------------------------------------
                              Texas                      authorized, 5,458,333 shares outstanding
-------------------------------------------------------------------------------------------------


1.   Warrant Agreement, dated September 15, 1997, among The Chase Manhattan Bank, Petroglyph Gas
     Partners, L.P. and Petroglyph Energy, Inc.

2.   Registration Rights Agreement, dated September 15, 1997, between The Chase Manhattan Bank and
     Petroglyph Energy, Inc.

3.   Registration Rights Agreement between Petroglyph Energy, Inc. and Natural Gas Partners, L.P.,
     Natural Gas Partners II, L.P., Natural Gas Partners III, L.P., Robert C. Murdock, Robert A.
     Christensen, Sidney Kennard Smith, the Albin Income Trust, R. Gamble Baldwin, John S. Foster,
     Kenneth A. Hersh and Bruce B. Selkirk, III.

4.   1997 Incentive Stock Option Plan of the Company pursuant to which an aggregate 605,000 shares of common stock have been authorized and reserved for issuance to eligible participants.
     Options on a total of 575,000 shares are outstanding.